Exhibit 99.1

Quanterix Provides Operational and Preliminary Financial Highlights

Expects Q4 2020 GAAP revenue of $24-26 million; Non-GAAP revenue of $20-22 million, up approximately 32% over prior Q4

Quanterix to present at J.P. Morgan Healthcare Conference on January 13, 2021 at 3:40 pm ET

Billerica, Mass. – January 13, 2020 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today provided operational and preliminary financial highlights for the fourth quarter and fiscal year ended December 31, 2020.

"While last year brought extraordinary challenges for the world, it also amplified the critical potential of our precision health strategy to address acute issues associated with the spread of COVID-19 virus and longer-term health concerns resulting from the infection," said Kevin Hrusovsky, Chairman, Chief Executive Officer and President, Quanterix and Founder of Powering Precision Health (PPH). "Our timely pivot to address the pandemic enabled us to keep our employees safe and by year-end, deliver a robust suite of novel COVID-19 testing solutions to support the battle in 2021. Our advances in ultra-sensitive proteomics testing enable top researchers to tackle important COVID challenges and accelerate our Neurology tools strategy with vital new additions to our assay menu supporting both Alzheimer’s and COVID-19 research and diagnostics. We enter 2021 with short and long-term growth catalysts fueling our potential to scale our powering precision health strategy."

Operational Highlights:

•	Awarded an $18.2M contract with the NIH through its RADx initiative to accelerate the continued development and scale-up of a novel SARS-CoV-2 antigen test.
•	Received FDA Emergency Use Authorizations for novel SARS-COV-2 antigen test (after year-end) and for semi-quantitative antibody test, underscoring our longstanding science-first mentality and deep dedication to the highest standards of quality and scientific rigor across our business.
•	Leveraging the unparalleled ultra-sensitivity of Simoa, enabled several leading researchers globally, including at the NIH, to begin tackling leading-edge COVID challenges, such as establishing potential for blood based anti-viral endpoints for new drug therapies and understanding the long-term complications of COVID-19.
•	Expanded our differentiated Neurology menu to include tau phosphorylated at threonine 181 (pTau-181), a highly specific biomarker for the study of Alzheimer’s disease pathology, in cerebral spinal fluid (CSF), serum and plasma as well as launched Neuro Multiplex assays associated with many neurodegenerative diseases yielding high growth potential. Our biomarker portfolio is now supporting leading Alzheimer’s programs globally.
•	Novartis’ multiple sclerosis (MS) drug KESIMPTA® (ofatumumab), which utilized Nf-L as secondary endpoint, was approved by the FDA.

•	Quanterix’ Simoa technology was highlighted in a record 443 new publications in 2020, bringing total Simoa-specific inclusions to over 1,120. Also, was invited to present at several marquis symposiums showcasing our Precision Health vision and potential to catalyze asymptomatic medicine.
•	Instrument installed base increased by 34% to 535, despite access challenges posed by COVID-19. This includes 93 HD-X placements with over 50% new installations and 84 new SR-X and SP-X placements.
•	Solidified Simoa’s technological leadership by achieving a 100x sensitivity improvement in a pilot of the digital enzyme-linked immunosorbent assay (ELISA) that powers the Company’s HD-X™ and SR-X™ Ultra-Sensitive Biomarker Detection Systems.
•	Entered into a non-exclusive royalty-bearing license agreement with Abbott Laboratories, to grant Abbott access to Quanterix’ portfolio of bead-based technology patents for use in in-vitro diagnostic (IVD) applications.
•	Realized multi-category revenue partnership with one of the largest multi-national, healthcare payor groups, with execution of multiple population surveillance studies, creating beachhead for our vision for the future of precision medicine, where early and non-invasive disease detection has the potential to transform life and healthcare costs.
•	Successfully raised $97.6 million in gross proceeds through our follow-on offering, further strengthening our balance sheet with growth capital.
•	William Geist joined Quanterix as Chief Operating Officer to help us sustain and grown our strong momentum across numerous digital biomarker platforms.

Preliminary Non-Audited Financial Highlights:

Q4 2020

•	Expects GAAP revenue of $24-26 million; Non-GAAP revenue of $20-22 million.(1)
•	Non-GAAP revenue, which excludes revenue from the RADx contract, represents an increase of approximately 32% over prior Q4, driven by growth in Consumables and Accelerator Services revenue.

Full Year 2020

•	Expects GAAP revenue of $84-86 million; Non-GAAP revenue of $67-69 million.(2)
•	Non-GAAP revenue, which excludes revenue from the RADx contract and the Abbott license agreement, represents an increase of approximately 20% over prior year, despite COVID customer activity and access challenges, driven by growth in Accelerator Services revenue.

(1)	Non-GAAP revenue for Q4 excludes approximately $4 million in RADx-related revenue, which is included in GAAP revenue and subject to adjustment pending finalization of contract accounting for Q4.
(2)	Non-GAAP revenue for full year excludes the approximate $4 million in Q4 RADx-related revenue noted above, plus an additional $1.9 million of RADx revenue and $11.2 million in revenue relating to the Abbott license agreement recognized in Q3, all of which is included in GAAP revenue.

The estimated unaudited financial results as of and for the fourth quarter and full fiscal year ended December 31, 2020 presented above are preliminary and are subject to completion of our quarter-end and year-end closing procedures and further financial review. This preliminary financial information has not been audited by our independent auditing firm. Our actual results may differ from these estimates as a result of the completion of our quarter-end and year-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the fourth quarter and year are finalized.

Presentation at JP Morgan Healthcare Conference

As previously announced, Kevin Hrusovsky will give a corporate update at the 39th Annual J.P. Morgan Healthcare Conference on Wednesday, Jan. 13, 2021 at 3:40 p.m., EST (12:40 p.m., PST). A live webcast of the session will be made available to attendees and public listeners at https://jpmorgan.metameetings.net/events/healthcare21/sessions/35235-quanterix-corporation/webcast?gpu_only=true&kiosk=true.

Replays of the webcasts will be available for a limited period following the conference.

Non-GAAP Financial Measures

To supplement the Company’s financial revenue presented on a GAAP basis, the Company has provided information on non-GAAP revenue. Management uses this non-GAAP measure to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that this measure is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

About Quanterix
Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Media Contact:
PAN Communications
Staci Didner, (407) 734-7325
quanterix@pancomm.com

Investor Relations Contact:
Stephen Hrusovsky
(774) 278-0496
shrusovsky@quanterix.com